UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2006
WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6500 Trowbridge Drive
El Paso, Texas 79905
(Address of principal executive offices)
(915) 775-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 29, 2006, the Section 162(m) Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee of the Board of Directors of Western Refining, Inc. (the “Company”) established the 2006 performance goals, performance period and the maximum payouts for each of the Company’s executive officers upon achievement of the 2006 performance goals. The Company must achieve a specified increase in adjusted EBITDA for fiscal year 2006 compared to adjusted EBITDA for fiscal year 2005. Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, depreciation, amortization and maintenance turnaround expense. Bonus amounts can range from zero up to an amount not to exceed 200% of each executive’s base salary. Payments of bonus amounts may be made in cash, stock or a combination of both, in the discretion of the Subcommittee.
     A summary of the 2006 performance bonus plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Other Exhibits
(c)       Exhibits

Exhibit No.	Description
10.1*	2006 Performance Bonus Plan for Executive Officers

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.
By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Chief Administrative Officer

Dated: March 31, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1*	2006 Performance Bonus Plan for Executive Officers

*	Filed herewith